UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 22, 2012

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2012, Skinny Nutritional Corp. (the “Company”) and Ironridge Global IV, Ltd. (“Ironridge” or “Creditor”) entered into an amendment (the “Amendment”) of their previously reported agreement, which was entered into on June 7, 2012. The Amendment and underlying agreement concerned the Order for Approval of Stipulation for Settlement of Claims (the “Stipulation”) between the Company and Ironridge that was entered into on January 23, 2012 and approved by the Superior Court of the State of California, County of Los Angeles, Central District.

The parties agreed, through the Amendment, to fully resolve the Company’s future obligations under the Stipulation by providing for the issuance by the Company to Ironridge of 30,000,000 shares of Common Stock of the Company pursuant to the Stipulation. The Amendment provides that upon satisfaction of this requirement, the terms of the prior agreement, including the mutual general release of claims, are confirmed and ratified in all respects. On June 22, 2012, the Company issued the 30,000,000 shares of Common Stock to Ironridge pursuant to the Amendment in the manner and time frame contemplated thereby. The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

On January 27, 2012, the Company filed a Current Report on Form 8-K reporting that it had issued an aggregate of 65,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Initial Shares”), to Ironridge, in settlement of $1,255,231.64 in bona fide accounts payable of the Company (the “Accounts Payable”). As previously reported, the Initial Shares were issued pursuant to the Stipulation. In addition, as previously reported, the Stipulation provides that for every ten million shares of the Company’s Common Stock that trade during the a defined calculation period, or if at any time during such period a daily VWAP is below 80% of the closing price on the day before the issuance date, the Company will immediately issue additional shares (each, an “Additional Issuance”), subject to a 9.99% beneficial ownership limitation specified in the Stipulation. Pursuant to the adjustment mechanism specified in the Stipulation, on April 17, 2012, May 31, 2012, and June 8, 2012, the Company issued to Ironridge 46,000,000, 21,000,000 and 20,000,000 shares of Common Stock, respectively.

Further, pursuant to the Amendment described in Item 1.01 of this Current Report and the adjustment mechanism of the Stipulation, on June 22, 2012, the Company issued 30,000,000 shares of Common Stock to Ironridge. This Additional Issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith

	Exhibit No.	Description

	10.1	Amendment to Agreement dated June 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman

Name: Michael Salaman
Title: Chief Executive Officer
Date: June 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Agreement dated June 22, 2012